Exhibit 10.1

AMENDMENT NO. 1 TO

OPEN MARKET SALE AGREEMENTSM

December 23, 2025

JEFFERIES LLC

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

This Amendment No. 1 to Open Market Sale AgreementSM (this “Amendment”) is entered into as of the date first written above by ImmunityBio, Inc., a Delaware corporation (the “Company”), and Jefferies LLC, as sales agent and/or principal (the “Agent”), which are parties to that certain Open Market Sale AgreementSM, dated as of April 30, 2021 (the “Agreement”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

WITNESSETH THAT:

WHEREAS, Section 8(h) of the Agreement permits the Company and the Agent to amend the Agreement; and

WHEREAS, the Company and the Agent now desire to amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Agent agree as follows:

1.	The first paragraph of the Agreement is hereby deleted and replaced with the following:

“ImmunityBio, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time through Jefferies LLC, as sales agent and/or principal (the “Agent”), shares of the Company’s common stock, par value $0.0001 per share (the “Common Shares”), having an aggregate offering price not exceeding the Maximum Program Amount on the terms set forth in this agreement (this “Agreement”).”

2.	The definition of “Settlement Date” in Section 1(a) of the Agreement is amended and restated as set forth below:

““Settlement Date” means the first business day following each Trading Day during the Selling Period on which Shares are sold pursuant to this Agreement, when the Company shall deliver to the Agent the amount of Shares sold on such Trading Day and the Agent shall deliver to the Company the Issuance Price received on such sales.”

3.	Section 4(q) of the Original Agreement is hereby deleted and replaced with the following:

“Comfort Letter. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(o) for which no waiver is applicable and excluding the date of this Agreement, the Company shall cause Ernst & Young LLP and/or Deloitte & Touche LLP, as applicable, the independent registered public accounting firms who have audited the financial statements included or incorporated by reference in the Registration Statement, as applicable, to furnish the Agent a comfort letter, dated the date of delivery, in form and substance reasonably satisfactory to the Agent and their counsel, substantially similar to the form previously provided to the Agent and their counsel; provided, however, that any such comfort letter will only be required on the Triggering Event Date specified to the extent that it contains financial statements filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into a Prospectus. If requested by the Agent, the Company shall also cause a comfort letter to be furnished to the Agent within ten (10) Trading Days of the date of occurrence of any material transaction or event requiring the filing of a current report on Form 8-K containing material amended financial information of the Company, including the restatement of the Company’s financial statements. The Company shall be required to furnish no more than one comfort letter hereunder per calendar quarter. If requested by the Agent, the Company shall also provide a certificate signed by the principal financial officer of the Company, in form and substance reasonably satisfactory to the Agent.”

4.

All references in the Agreement to the “Agreement” shall mean the Agreement as amended by this Amendment; provided, however, that all references to “date of this Agreement” in the Agreement shall continue to refer to the date of the Agreement, unless amended otherwise herein. Except as set forth herein, the provisions of the Agreement are not amended or waived, and remain in full force and effect.

5.	Sections 8(g) and 8(h) of the Agreement are hereby incorporated by reference herein, mutatis mutandis, and apply equally to this Amendment and the Agreement as amended by this Amendment.

If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding amendment to the Agreement between the Company and the Agent.

[Signature Pages Follow]

Very truly yours,

JEFFERIES LLC

By:	/s/ Donald Lynaugh
Name:	Donald Lynaugh
Title:	Managing Director

[Signature Page to Amendment No. 1 to the Open Market Sale Agreement]

ACCEPTED as of the date first-above written:

IMMUNITYBIO, INC.

By:	/s/ Richard Adcock
Name:	Richard Adcock
Title:	Chief Executive Officer

[Signature Page to Amendment No. 1 to the Open Market Sale Agreement]